UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2023

BLOOM ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)

Delaware	77-0565408
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4353 North First Street, San Jose, California	(408) 543-1500	95134
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l 4a-12 under the Exchange Act (17 CFR 240. l 4a-12)

☐	Pre-commencement communications pursuant to Rule J 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule l 3e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(I)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

(I)      The registrant’s Class B Common Stock and Series B Redeemable Convertible Preferred Stock are not registered but are convertible into shares of Class A Common Stock at the election of the holder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2023, Bloom Energy Corporation (the “Company”) filed with the Secretary of State of Delaware a Certificate of Amendment to the Certificate of Designation of Series B Redeemable Convertible Preferred Stock (the “Certificate of Amendment”), which is filed herewith as Exhibit 3.1 and incorporated herein by reference. The Certificate of Amendment amends the Certificate of Designation of Series B Redeemable Convertible Preferred Stock in order to clarify certain terms.

The foregoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Certificate of Amendment, which is filed herewith as Exhibit 3.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Amendment to the Certificate of Designation of Series B Redeemable Convertible Preferred Stock

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date: April 18, 2023	By:	/s/ Gregory Cameron
Gregory Cameron
President and Chief Financial Officer